Exhibit 99.1

AMENDMENT NO. 1 TO STATEMENT OF WORK NO. 1

This Amendment No. 1 to Statement of Work No. 1 (the “Amendment”) is entered into as of the date last signed below (“Amendment Effective Date”), by and between FF AI-Robotics Inc., a Delaware corporation (“Company”), and AIBOT, Inc., a California corporation (“Consultant”). Company and Consultant may hereinafter be referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties entered into that certain Consulting Services Agreement effective as of August 20, 2026 (the “Agreement”);

WHEREAS, the Parties entered into Statement of Work No. 1 (“SOW 1”), effective as of August 20, 2026, pursuant to which Consultant provides FCC, ICTS & NDAA Compliance and U.S. Localization Advisory services;

WHEREAS, SOW 1 sets forth certain deliverables (D1 through D7) but does not specify target completion timelines for such deliverables;

WHEREAS, the Parties now desire to amend SOW 1 to establish target completion timelines for each deliverable and to clarify that such timelines are subject to timely receipt of necessary information, access, cooperation, and approvals from Company and relevant third parties;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Amendment to Deliverable Timelines

SOW 1 is hereby amended to add the following target completion timelines for each deliverable set forth in Section 2 (Scope of Services) of SOW 1. These dates are target completion dates and are subject to timely receipt of necessary information, access, cooperation, and approvals from Company and relevant third parties. References to “Effective Date” below mean the effective date of SOW 1.

●	D1: Baseline Regulatory and Product Gap Assessment — within thirty (30) days after the Effective Date.

●	D2: FCC / ICTS / NDAA Compliance Risk Register — initial register within forty-five (45) days after the Effective Date, with updates as reasonably necessary during the SOW Term.

●	D3: U.S. Localization Roadmap — within sixty (60) days after the Effective Date, or as requested by the Company program lead.

●	D4: BOM and Domestic-Content Analysis Model — initial model within seventy-five (75) days after the Effective Date, with updates as sourcing and supplier data become available.

●	D5: Supplier Compliance Evidence Package — initial package within ninety (90) days after the Effective Date, with updates as supplier evidence is received.

●	D6: Monthly Program Report — monthly during the SOW Term, beginning after the first full month of Services.

●	D7: Quarterly Executive Review — quarterly during the SOW Term, beginning within fifteen (15) days after the end of each applicable three-month service period.

2. No Other Changes

Except as expressly modified herein, all terms and conditions of the Agreement and SOW 1 shall remain unchanged and in full force and effect and shall apply to this Amendment. In the event of a conflict between this Amendment and SOW 1, this Amendment shall control solely with respect to the subject matter herein. In the event of a conflict between this Amendment and the Agreement, the Agreement shall control unless otherwise expressly stated herein.

3. Entire Agreement

This Amendment, together with the Agreement and SOW 1, embodies the entire understanding between the Parties with respect to the subject matter herein and supersedes all prior oral or written understandings with respect to the subject matter of this Amendment.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date.

FF AI-ROBOTICS INC.		CONSULTANT

By:	/s/ Chris Chen	By:	/s/ RK.Jia
Name:	Chris Chen	Name:	RK.Jia@aibot.ai
Title:	VP, Global Marcom Sales	Title:	CFO
Date:	2026 年 8月28日 | 11:26 上午 PDT	Date:	August 29, 2026 | 12:35 PM PDT

2

CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (“Agreement”) is made and entered into as of the date last written below (“Effective Date”) by and between FF AI-Robotics Inc., a Delaware corporation having a principal place of business at 1990 E. Grand Avenue, El Segundo, California 90245 (the “Company”), and AIBOT, Inc., a California corporation, having a principal place of business at 195 N Del Rosa Dr, Ste 5, San Bernardino, CA 92408 (the “Consultant”) (each, a “Party” and collectively, the “Parties”).

1. Services. The Company hereby engages Consultant, and Consultant hereby accepts such engagement, to provide the services set forth on Schedule 1 hereto (the “Services”) pursuant to the terms and conditions set forth in this Agreement. The Company shall not control the manner or means by which Consultant performs the Services, including, but not limited to, the time and place that Consultant performs the Services. The Company shall provide Consultant with access to its premises and equipment to the extent necessary for the performance of the Services. To the extent Consultant performs any Services on the Company’s premises or using the Company’s equipment, Consultant shall comply with all applicable policies of the Company relating to business and office conduct, health and safety and use of the Company’s facilities, supplies, information technology, equipment, networks and other resources, as communicated to Consultant.

2. Compensation.

2.1 Fees. As compensation for the Services and the rights granted to the Company under this Agreement, the Company agrees to pay the Consultant a fee in the amount set forth on Schedule 1 hereto (the “Fees”).

2.2 Reimbursements. Any expense reimbursements agreed upon by Company and Consultant shall be documented in Schedule 1 and must be approved in writing by Company before reimbursement.

3. Independent Contractor. Consultant’s relationship with the Company is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employee relationship. Consultant shall have no authority to bind the Company, and Consultant shall not make any agreements or representations on the Company’s behalf without the Company’s prior written consent. Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of compensation under this Agreement. Consultant is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing services under this Agreement. No part of Consultant’s compensation, if any, will be subject to withholding by the Company for the payment of any social security, federal, state or any other employee payroll taxes. Without limiting the foregoing, Consultant shall not be eligible to participate in any paid time off, group medical or life insurance, disability, profit sharing or retirement benefits or any other fringe benefits or benefit plans offered by the Company to its employees, and the Company will not be responsible for withholding or paying any income, payroll, Social Security or other federal, state or local taxes, making any insurance contributions, including unemployment or disability, or obtaining worker’s compensation insurance on Consultant’s behalf. Consultant shall be responsible for, and shall indemnify the Company against, all such taxes or contributions, including penalties and interest. Any persons employed by Consultant in connection with the performance of the Services shall be Consultant’s employees, and Consultant shall be fully responsible for them.

4. Representations and Warranties.

4.1 Consultant. Consultant represents and warrants to the Company that: (a) Consultant has the right to enter into this Agreement and to perform fully all of Consultant’s obligations under this Agreement; (b) Consultant certifies (if working on-site in the U.S.) that Consultant possesses all necessary visas, work permits, and/or authorizations required by U.S. immigration law to provide services under this Agreement and shall notify the Company immediately of any material change in Consultant’s immigration status or work authorization during the term of this Agreement; (c) the Services performed by Consultant, and any work product or deliverables created as a result of the Services, do not and shall not infringe any patent, trademark, copyright, or other intellectual property rights of any third party; (d) Consultant has the required skill, experience and qualifications to perform the Services, and shall perform the Services in a professional and workmanlike manner in accordance with best industry standards for similar services; (e) Consultant shall devote sufficient resources to ensure that the Services are performed in a timely and reliable manner; (f) Consultant shall perform the Services in compliance with all applicable federal, state and local laws and regulations; and (g) Consultant shall maintain satisfactory progress toward the deliverables in the applicable SOW.

4.2 Company. The Company represents and warrants to Consultant that: (a) the Company has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder; and (b) the execution of this Agreement has been duly authorized by all necessary corporate action.

5. Intellectual Property Rights.

5.1 Inventions and Innovations.

(a) Ownership. Consultant agrees that all right, title, and interest in and to any and all copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by Consultant, solely or in collaboration with others, within the scope of Consultant’s Services for the Company under this Agreement, or with the use of Company’s equipment, supplies, facilities, or Company Confidential Information, and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing (collectively, “Inventions and Innovations”), are the sole property of the Company.

(b) Disclosure and Assignment. Consultant agrees to promptly make full written disclosure to the Company of any Inventions and Innovations, and hereby irrevocably assigns fully to the Company, all of Consultant’s right, title, and interest in and to Inventions and Innovations. Consultant agrees that this assignment includes a present conveyance to the Company of ownership of Inventions and Innovations that are not yet in existence. Consultant further acknowledges and agrees that all original works of authorship that are made by Consultant (solely or jointly with others) within the scope of Consultant’s Services for the Company under this Agreement and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. Consultant understands and agrees that the decision whether or not to commercialize or market any Inventions and Innovations is within the Company’s sole discretion and for the Company’s sole benefit, and that no royalty or other consideration will be due to Consultant as a result of the Company’s efforts to commercialize or market any such Inventions and Innovations.

(c) Moral Rights. Any assignment to the Company of Inventions and Innovations includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, Consultant hereby waives and agrees not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.

(d) Assistance. Consultant agrees to assist the Company in any reasonable manner to obtain and enforce for the Company’s benefit patents, copyrights, mask works, and other property rights in any and all countries, and Consultant agrees to execute, when requested, patent, copyright or similar applications and assignments to the Company and any other lawful documents deemed necessary by the Company to carry out the purpose of this Agreement. In the event that the Company is unable for any reason to secure Consultant’s signature to any document required to apply for or execute any patent, copyright or other applications with respect to any Inventions and Innovations (including improvements, renewals, extensions, continuations, divisions or continuations in part thereof), Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agents and attorneys-in-fact to act for and in Consultant’s behalf and instead of Consultant, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, mask works or other rights thereon with the same legal force and effect as if executed by Consultant.

(e) Submission of Feedback. If Consultant submits a comment, suggestion or any other material (“Feedback”) to the Company related to any product developed by the Company, Consultant hereby assigns all ownership in and to such Feedback to the Company, and acknowledges that the Company will be entitled to use and implement any such Feedback in any manner without restriction, and without any obligation of confidentiality, attribution or compensation to the Consultant. To the extent the foregoing is deemed ineffective, Consultant also hereby grants to the Company a non-exclusive right to use, display, reproduce, modify and distribute the Feedback in whole or in part, anywhere in perpetuity in any and all media, whether alone or together or as part of any material of any kind or nature. Without limiting any of the foregoing, the Company will have the right to use, copy, display, perform, distribute, modify and re-format Feedback in any manner that the Company may determine. By submitting Feedback, Consultant represents and warrants to the Company that he or she has all necessary rights in and to such Feedback and all information it contains and that such Feedback does not infringe any proprietary or other rights of third parties or contain any libelous, tortious, or otherwise unlawful information.

6.	Confidential Information.

6.1 Definition. “Confidential Information” shall mean any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of the Company, its affiliates, suppliers and customers, and includes, without limitation, its respective information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, business forecasts, and sales and marketing plans and information. “Confidential Information” also includes proprietary or confidential information of any third party who may disclose such information to the Company or Consultant in the course of the Company’s business.

6.2 Nondisclosure and Nonuse Obligations. Consultant will use the Confidential Information solely to perform the Services for the benefit of the Company. Consultant agrees that Consultant shall treat all Confidential Information of the Company with the same degree of care as Consultant accords to Consultant’s own Confidential Information, and Consultant represents that Consultant exercises reasonable care to protect Consultant’s own Confidential Information. Consultant will immediately give notice to the Company of any unauthorized use or disclosure of the Confidential Information. Consultant agrees to assist the Company in remedying any such unauthorized use or disclosure of the Confidential Information. Confidentiality obligations shall survive for three (3) years following termination or expiration; provided that obligations with respect to trade secrets shall continue for so long as such information remains a trade secret under applicable law.

6.3 Exceptions. Consultant’s obligations under Section 6.2 shall not apply to any information that (i) was in the public domain at or subsequent to the time it was communicated to Consultant by the Company through no fault of Consultant, (ii) was rightfully in Consultant’s possession free of any obligation of confidence at or subsequent to the time it was communicated to Consultant by the Company, (iii) was developed by Consultant independently of and without reference to any information communicated to Consultant by the Company, or (iv) is being disclosed by Consultant in response to a valid order by a court or other governmental body, or otherwise as required by law, or as necessary to establish the rights of either party under this Agreement; provided that, to the extent legally permitted, Consultant provides Company with prompt prior written notice, reasonably cooperates with Company to seek confidential treatment or a protective order, and discloses only the portion of Confidential Information legally required.

6.4 Disclosure of Third-party Information. Neither party shall communicate any information to the other in violation of the proprietary rights of any third party.

6.5 Return of the Company’s Property. All materials (including, without limitation, documents, drawings, models, apparatus, sketches, design and lists) furnished to Consultant by the Company, whether delivered to Consultant by the Company or made by Consultant in the performance of Services under this Agreement (“Company Property”), are the sole and exclusive property of the Company or its suppliers or customers. Consultant agrees to promptly deliver the original and any copies of Company Property to the Company at any time upon the Company’s request. Upon termination of this Agreement by either party for any reason, Consultant agrees to promptly deliver to the Company or destroy, at the Company’s option, the original and any copies of Company Property. Consultant agrees to certify in writing that Consultant has so returned or destroyed all such Company Property.

7. Insider Trading. Consultant acknowledges that, during the course of providing Services, Consultant may have access to material nonpublic information concerning the Company or its affiliates. Consultant agrees that it will not, directly or indirectly, (a) buy, sell, or otherwise trade in securities of the Company or any other company about which it obtains material nonpublic information, or (b) disclose such information to any person for the purpose of enabling that person to trade. Consultant further agrees to maintain the confidentiality of all such information and to comply with all applicable securities laws and regulations. Consultant understands that violation of this clause may result in immediate termination of this Agreement and may subject Consultant to civil and criminal liability.

8. No Conflict of Interest. Consultant represents and warrants that it has no agreements, relationships or commitments to any other person or entity that conflict with the provisions of this Agreement, Consultant’s obligations to the Company under this Agreement, or Consultant’s ability to perform the Services hereunder. During the term of this Agreement, Consultant will not enter into any agreements, relationships or commitments with any other person or entity that conflict with the provisions of this Agreement, Consultant’s obligations to the Company under this Agreement, or Consultant’s ability to perform the Services hereunder.

9. Noninterference with Business. To the fullest extent permitted under applicable law, Consultant agrees that during the term of this Agreement and for a period of one (1) year immediately following its termination, Consultant will not directly or indirectly (i) solicit any of the Company’s employees to leave their employment at the Company; nor (ii) solicit any of the Company’s customers, vendors or distributors to breach any contractual agreement it may have in place with Company. This Section 9 is not intended to restrict Consultant’s lawful profession, trade, business, or employment.

10. Term and Termination.

10.1 Term. This Agreement is effective as of the Effective Date set forth above and will continue while any SOW is in effect or until terminated in accordance with this Section.

10.2 Termination. Company may terminate this Agreement immediately upon written notice to Consultant. Payment obligations shall be limited to work completed and accepted in writing by an authorized Company representative prior to the effective date of termination, and Company shall have no obligation to pay for unauthorized, deficient, disputed or nonconforming work.

10.3 Survival. The rights and obligations contained in Sections 3 through 13 and Sections 14.2 through 14.8 hereof will survive any termination or expiration of this Agreement.

11. Indemnification. Consultant shall indemnify, defend, and hold harmless Company, its affiliates and each of their respective officers, directors, employees, agents, representatives, successors, and permitted assigns (each, an “Indemnified Party”) from and against any and all losses, damages, liabilities, deficiencies, claims, suits, proceedings, actions, judgments, settlements, interest, awards, penalties, fines, fees, costs, or expenses of whatever kind, including reasonable attorneys’ fees, and the costs of enforcing any right to indemnification under this Agreement, and the cost of pursuing any insurance providers, incurred by Indemnified Party (collectively, “Losses”), relating to, arising out of, or resulting from: (a) the negligence, fraud or willful misconduct of Consultant; (b) any failure of Consultant to comply with applicable laws or regulations; or (c) any breach of this Agreement, including any obligation, covenant, representation or warranty hereunder, by Consultant.

12. Non-Disparagement Obligation. This clause shall survive the termination of this Agreement in perpetuity. Each party agrees not to make any disparaging, negative, or damaging statements, whether oral or written, about the other party or their respective officers, employees, agents, or representatives. The non-disparagement obligation includes, but is not limited to, statements made in public forums, social media, interviews, press releases, or any other medium that may harm the reputation or business interests of the other party. If either party breaches this non-disparagement clause, the non-breaching party shall have the right to seek legal remedies, including injunctive relief, damages, or other appropriate relief, as well as any other remedies available under California law.

13. Limitation of Liability. EXCEPT WITH RESPECT TO CONSULTANT’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 11, BREACH OF CONSULTANT’S CONFIDENTIALITY OBLIGATIONS UNDER SECTION 6, BREACH OF CONSULTANT’S INTELLECTUAL PROPERTY OBLIGATIONS UNDER SECTION 5, BREACH OF CONSULTANT’S INSIDER TRADING OBLIGATIONS UNDER SECTION 7, OR EITHER PARTY’S FRAUD, WILLFUL MISCONDUCT, OR VIOLATION OF LAW, NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, INDIRECT, PUNITIVE, SPECIAL INCIDENTAL, SPECULATIVE OR REMOTE DAMAGES (INCLUDING LOST PROFITS, LOSS OF REVENUE, LOSS OF GOODWILL, LOSS OF REPUTATION) IN CONNECTION WITH OR ARISING OUT OF ANY BREACH OF OR PERFORMANCE OF THE AGREEMENT. IN NO EVENT WILL COMPANY’S LIABILITY UNDER OR WITH RESPECT TO THE AGREEMENT EXCEED THE FEES PAYABLE BY COMPANY UNDER THE AGREEMENT.

14. Miscellaneous.

14.1 Successors and Assigns. Consultant shall not assign any rights, or delegate or subcontract any obligations, under this Agreement without the Company’s prior written consent. Any assignment in violation of the foregoing shall be deemed null and void. The Company may freely assign its rights and obligations under this Agreement at any time. Subject to the limits on assignment stated above, this Agreement will inure to the benefit of, be binding upon, and be enforceable against, each of the Parties hereto and their respective successors and permitted assigns.

14.2 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth above or such other address as either party may specify in writing.

14.3 Governing Law and Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of California, United States of America, without regard to conflict-of-laws principles. Subject to Section 14.4, each party expressly consents (and waives any objection) to the venue and jurisdiction of the state courts of Los Angeles County, California and the federal courts located in the Central District of California for all litigation which may be brought with respect to this Agreement.

14.4 Arbitration and Attorneys’ Fees. Any dispute arising from or related to this Agreement that is not settled within the applicable notice or cure periods provided for under this Agreement (the “Dispute”) shall be arbitrated pursuant to the then-existing rules and procedures of JAMS (“JAMS Rules”), which are incorporated herein by reference, with any and all hearings to be held in Los Angeles County, California. The submitting party shall submit such Dispute to arbitration by providing a written demand for arbitration to the other party, and the parties shall select a single neutral arbitrator. If the parties cannot agree on a single neutral arbitrator within fifteen (15) business days after the written demand for arbitration is provided, then the arbitrator shall be selected pursuant to the JAMS Rules. Once an arbitrator has been selected, the parties may commence with and engage in discovery in connection with the arbitration as provided for pursuant to the JAMS Rules, provided that both parties shall be entitled to submit expert testimony and written documentation in such arbitration proceeding. The parties may seek any and all remedies available under applicable law. The decision of the arbitrator shall be in writing and shall be final and binding upon both parties. Any award may be enforced by either party, as applicable, in a court of competent jurisdiction. The parties shall equally split the arbitrator costs and JAMS related fees while the arbitration is pending; provided, however, the parties agree that the prevailing party in such arbitration shall be entitled to an award of its arbitrator costs and JAMS related fees incurred in connection with the Dispute. The prevailing party shall also be entitled to an award of its other reasonable costs and attorneys’ fees incurred in connection with the Dispute. The parties agree that the only circumstance in which Disputes will not be subject to arbitration pursuant to this Section is where a party makes a good faith determination that a breach or threatened breach of this Agreement by the other party has or will occur such that a temporary restraining order or other injunctive relief is necessary to preserve the status quo pending conclusion of any arbitration.

14.5 Injunctive Relief for Breach. Consultant’s obligations under this Agreement are of a unique character that gives them particular value, and breach of any of such obligations will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law. Accordingly, in the event of such breach, the Company will be entitled to injunctive relief and/or specific performance, and such other and further relief as may be proper (including monetary damages if appropriate).

14.6 Severability. Should any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the invalid or unenforceable terms will be modified to allow maximum enforceability of such provisions, and the legality, validity and enforceability of the remaining provisions of this Agreement shall not be otherwise affected or impaired thereby.

14.7 Amendments; Waivers. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto, and any of the terms hereof may be waived only by a written document signed by the party or parties waiving compliance. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other or subsequent breach by such other party.

14.8 Entire Agreement. This Agreement, together with any documents incorporated herein by reference and related exhibits and schedules, constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The terms of this Agreement will govern all Services undertaken by Consultant for the Company.

14.9 Counterparts. This Agreement may be executed in multiple counterparts and by electronic signature, each of which shall be deemed an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date last written below.

FF AI-ROBOTICS INC.		CONSULTANT

By:	/s/ Chris Chen	By:	/s/ RK Jia
Name:	Chris Chen	Name:	RK Jia
Title:	Co-Chief Executive Officer	Title:	CFO
Date:	2026 年 8月21日	Date:	August 20, 2026

SCHEDULE 1
STATEMENT OF WORK #1

This Statement of Work (“SOW”) is subject to the terms and provisions of the Consulting Services Agreement (“Agreement”) to which it is attached. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement. In the event of any conflict between the Agreement and this SOW, the terms of the Agreement shall control.

1.	Term

The initial term of this SOW shall commence on the Effective Date and continue until the date that is twelve (12) months thereafter(“SOW Term”), unless earlier terminated in accordance with the Agreement. At the end of the SOW Term, the Parties shall mutually assess the nature and scope of the Services and may agree, upon written amendment, to extend the SOW Term or otherwise extend the Agreement for a mutually agreed additional period of time.

2.	Scope of Services:

Consultant will provide on-site engineering support of 40 hours per week, plus remote engineering support as needed, with total combined on-site and remote support not to exceed 60 hours per week, during the SOW Term as a FCC, ICTS & NDAA Compliance and U.S. Localization Advisor.

Deliverables shall include but not be limited to:

●	D1: Baseline Regulatory and Product Gap Assessment – Current-state assessment of prioritized products, configurations, supply chains, and documentation.

●	D2: FCC / ICTS / NDAA Compliance Risk Register – Requirements, applicability, evidence gaps, actions, owners, dependencies, and decision dates.

●	D3: U.S. Localization Roadmap – Phased engineering, BOM, sourcing, manufacturing, test, and documentation plan.

●	D4: BOM and Domestic-Content Analysis Model – Structured component-origin, acquisition-cost, supplier-evidence, and scenario model.

●	D5: Supplier Compliance Evidence Package – Recommended declarations, origin evidence, traceability records, and document checklist.

●	D6: Monthly Program Report – Progress, risks, decisions, upcoming milestones, and management escalations.

●	D7: Quarterly Executive Review – Executive-level review of regulatory developments, roadmap status, and key decisions.

In performing the Services, Consultant shall make themself reasonably available for collaboration with Company during customary business hours.

3.	Fees:

Consultant shall be compensated at a rate of $25,000 per month (Option A – Comprehensive Compliance Advisory).

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The Not-to-Exceed DNE Amount (“DNE Amount”) is: $300,000 USD for the initial twelve (12)-month SOW Term.

The total compensation payable under this SOW shall not exceed the DNE Amount unless otherwise authorized in writing by Company

4.	Invoicing:

Consultant shall submit invoices bi-weekly (every two weeks) for Fees to be paid, covering services rendered during the prior two-week period. Each invoice shall equal one-half of the applicable monthly fee ($12,500) and shall include a summary of Services performed and deliverables accomplished.

Each invoice must include:

●	Applicable Purchase Order number

●	Dates Services Rendered

●	Description of services performed and deliverables completed during the invoicing period Invoices must be sent to invoicing@ff.com.

5.	Payment Authorization

Payment terms shall be Net Fifteen (15) days following receipt of an approved and properly submitted invoice. Payment is subject to compliance with the Agreement, this SOW, Company’s written acceptance of the applicable Services and deliverables, and Company’s invoice approval procedures.

S-2

IN WITNESS WHEREOF, the parties have executed this SOW as of the date last written below.

FF AI-ROBOTICS INC.		CONSULTANT

By:	/s/ Chris Chen	By:	/s/ RK Jia
Name:	Chris Chen	Name:	RK Jia
Title:	Co-Chief Executive Officer	Title:	CFO
Date:	2026 年 8月21日	Date:	August 20, 2026

S-3